UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 11, 2018
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Non-Executive Chairman of the Board

Effective as of the Annual Meeting of Stockholders of Autodesk, Inc. (the “Company”) held on June 12, 2018 (the “Annual Meeting”), Stacy J. Smith succeeded Crawford W. Beveridge as non-executive Chairman of the Board of Directors (the “Board”). Mr. Beveridge will remain a member of the Board.

As non-executive Chairman of the Board, Mr. Smith will be paid an annual retainer of $75,000, to be paid in the same manner as other cash compensation paid to the Company’s non-employee directors. Mr. Smith’s compensation as non-executive Chairman is in addition to his compensation as a non-employee director. Additionally, Mr. Smith received a one-time grant of restricted stock units to acquire the equivalent of $200,000 of the Company’s common stock, which cliff vests on the two-year anniversary of grant, under the Company’s 2012 Outside Directors’ Stock Plan.

Committee Composition

Effective as of the Annual Meeting, the composition of the Board’s Audit Committee, Compensation and Human Resources Committee, and Corporate Governance and Nominating Committee are as follows:

	Audit Committee	Compensation and Human Resources Committee	Corporate Governance and Nominating Committee
Crawford W. Beveridge		X	Chair
Karen Blasing	X
Reid French		X
Mary T. McDowell		Chair
Lorrie M. Norrington	X
Betsy Rafael	Chair
Stacy J. Smith			X

Departure of Principal Accounting Officer

On June 11, 2018, Paul Underwood resigned as the Company’s Principal Accounting Officer to pursue other interests. Mr. Underwood’s departure is not the result of any disagreement with the Company. Effective June 12, 2018, the Board appointed R. Scott Herren as the Company’s Principal Accounting Officer, in addition to his current duties as the Company’s Senior Vice President, Chief Financial Officer and Principal Financial Officer.
Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2018, the Board amended and restated the Company’s Bylaws to provide that the number of directors of the Company shall be determined by resolution of the Board from time to time. The foregoing description of the amendment and restatement of the Bylaws is not complete and is qualified in its entirety by the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company elected the following eight individuals to the Board. Each director will serve for the ensuing year and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions*	Broker Non-Votes*
Andrew Anagnost	187,238,586	787,285	94,113	12,516,557
Crawford W. Beveridge	181,614,485	6,420,031	85,468	12,516,557
Karen Blasing	187,599,334	436,056	84,594	12,516,557
Reid French	187,326,775	707,332	85,877	12,516,557
Mary T. McDowell	186,063,963	1,951,843	104,178	12,516,557
Lorrie M. Norrington	187,156,122	857,348	106,514	12,516,557
Betsy Rafael	185,648,182	2,387,110	84,692	12,516,557
Stacy J. Smith	186,225,181	1,807,547	87,256	12,516,557
___________________
*    Abstentions and broker non-votes do not affect the outcome of the election.
In addition, the following proposals were voted on and approved at the Annual Meeting.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2019.	197,487,556	3,058,452	90,533	N/A
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement.	181,270,482	6,644,896	204,606	12,516,557

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description

3.1	Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo SVP, Corporate Affairs, Chief Legal Officer & Secretary
Date: June 15, 2018